Exhibit (a)(5)(K)

FORM OF INSTRUCTION

FOR

EXERCISE OF EMI OPTIONS AND TENDER OF EMI OPTION SHARES

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Before completing this Form of Instruction you should read the whole of this document carefully and read the accompanying letter from the Company dated 25 July 2022 (the “Letter”) in its entirety. Unless stated otherwise, terms defined in the Letter have the same meaning in this Form of Instruction.

F-STAR THERAPEUTICS INC.

If you would like to exercise your EMI Options and tender your EMI Option Shares on the terms of the Offer and Merger Agreement please:

•	complete Annex 1 of this document,

•	send, by email, a pdf copy or photograph of the whole of the signed and dated Form of Instruction (all 7 pages) to [*] at [*]@f-star.com, and

•	return the whole of the signed and dated Form of Instruction (all 7 pages) by post or by hand delivery to:

F-star Therapeutics Inc.

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT

UK

Attn: [*]

As explained in the Letter, if you elect to exercise your EMI Options, then the Company will arrange for the Exercise Price to be paid on your behalf.

This Form of Instruction must be received by no later than 6.00 p.m. UK time on Friday, July 29, 2022 (or such later date notified to you in writing by us).

If you have any questions regarding the Letter or this Form of Instruction, please contact [*] at [*]@f-star.com or +44 (0) 1223 497400 (switchboard) without delay.

A. INSTRUCTION TO EXERCISE EMI OPTIONS AND SELL YOUR EMI OPTION SHARES

By completing and returning this Form of Instruction you:

1.

irrevocably exercise in full all EMI options (“EMI Options”) granted to you under the F-star 2019 Equity Incentive Plan (and the EMI Sub-Plan) (the “Plan”), such exercise to be in accordance with rule 9.8 of the rules of the Plan and is therefore conditional upon but to occur immediately prior to completion of the Proposed Transaction;

2.	acknowledge that payment will be made (on your behalf) to the Company in cleared funds in respect of the aggregate exercise price in respect of your EMI Options (the “Exercise Price”);

3.

irrevocably undertake to pay to the Company, or to make arrangements satisfactory to the Company for the payment of, any income tax, employee’s primary Class 1 national insurance contributions and employer’s secondary Class 1 national insurance contributions (to the extent that any arise) and any other liability to tax (together, the “Tax Liabilities”) deriving from the exercise of your EMI Options; and

4.	agree to tender all your EMI Option Shares on and pursuant to the terms of the Offer and the Merger Agreement.

B. POWER OF ATTORNEY

By completing and returning this Form of Instruction, you appoint the Company (and/or such person as the Company may nominate), any of the directors for the time being of the Company) and Darlene Deptula-Hicks (Chief Financial Officer of F-star) as your agent, proxy and attorney (the “Attorney-in-fact”) to, in your name, place and stead:

1.

do and perform any and all acts and things and to execute, deliver and/or sign any and all deeds and documents containing such indemnities, covenants, representations, warranties and/or other provisions which the Attorney-in-fact may in his or her sole and absolute discretion consider necessary or desirable in connection with:

1.1

the exercise of your EMI Options in full, including to sign, execute, deliver and/or issue all letters, notices, elections, consents, agreements, documents, certificates and instruments (all whether as a deed or otherwise) which the Attorney-in-fact in his or her absolute discretion considers necessary or desirable in order to exercise your EMI Options immediately prior to but conditional upon completion of the Proposed Transaction;

1.2

any matters relating to the tender of your EMI Option Shares to Purchaser on and pursuant to the terms of the Offer and the Merger Agreement and signing, executing, delivering and/or issuing all agreements, documents, certificates and instruments (all whether as a deed or otherwise) which the Attorney-in-fact in his or her absolute discretion considers necessary or desirable in order to tender EMI Option Shares to Purchaser on and pursuant to the terms of the Offer and the Merger Agreement;

2.	to sign on your behalf a joint election pursuant to section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the issue of your EMI Option Shares;

3.

to negotiate, sign, execute and deliver any other document, deed or agreement which may be required and generally to do any other act, matter or thing which the Attorney-in-fact shall consider ancillary to or expedient for carrying out the exercise of your EMI Options and the tender of EMI Option Shares on the terms of the Offer and the Merger Agreement or any of the acts hereby authorised in the same manner and as fully and effectually as you could have done personally; and

4.

to enter into, negotiate, sign, execute and deliver any agreement or arrangement to facilitate the issue to and receipt by or on behalf of you of the Offer Price (as defined in the Merger Agreement) relating to your EMI Option Shares.

By completing and returning this Form of Instruction, you:

5.	undertake to ratify and approve and confirm everything which the Attorney-in-fact shall do or purport to do in good faith in the exercise of any power conferred by this power of attorney;

6.

agree that all actions taken and documents and/or deeds executed and delivered by the Attorney-in-fact in good faith in accordance with this power of attorney shall for all purposes be valid and binding on you and your successors and assigns;

7.

confirm that the Attorney-in-fact may at any time by resolution of the board of directors of the Company appoint one or more of its officers to exercise the authority of the Attorney-in-fact in his name but on the Company’s behalf and may by a similar resolution revoke any such appointment. Anyone dealing with a person purporting to be appointed by resolution may accept a copy of the resolution certified as a true copy by an officer of the Company as conclusive proof of the appointment;

8.	agree that this power of attorney is given by way of security to secure the performance of your obligations set out in this Form of Instruction;

9.

undertake to indemnify the Attorney-in-fact against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) which the Attorney-in-fact sustains or incurs in connection with any action taken in good faith pursuant to this Form of Instruction (including any costs incurred in enforcing this indemnity), provided that this indemnity shall not cover the Attorney-in-fact if and to the extent a claim under it results from the negligence or wilful misconduct of the Attorney-in-fact;

10.	agree that this power of attorney is irrevocable and undertake not to, or purport to, revoke this power of attorney at any time without the consent of the Company; and

11.

agree that this Form of Instruction, or a copy of this Form of Instruction, may be delivered to any person who requires a copy of it for the purposes of, or in connection with, the exercise of your EMI Options and the sale of your EMI Option Shares, the Proposed Transaction and / or any other matter contemplated by this Form of Instruction.

C. ACKNOWLEDGEMENTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES

By completing and returning this Form of Instruction you further acknowledge, agree, represent and warrant that:

1.	you have received and read the Letter;

2.	any decision to exercise your EMI Options and tender your EMI Option Shares on and pursuant to the terms of the Offer and the Merger Agreement is entirely your own responsibility;

3.

neither the Company nor any of its employees, officers, agents or advisers have provided or will provide any financial, investment, taxation, legal or other advice to you, and that, if required, you have obtained your own independent professional advice prior to returning this Form of Instruction;

4.

the Company’s advisers are and have been acting for the Company and no-one else in connection with the matters contemplated by this Form of Instruction and will not regard and has not regarded any other person, including you, as their client and has not been and will not be responsible to anyone other than the Company for providing the protections afforded to their clients, nor for providing advice in relation to the Proposed Transaction;

5.

neither the Company nor any of its employees and directors owe you any duties or responsibilities concerning the terms on which your EMI Options will be exercised and your EMI Option Shares will be tendered;

6.

you have not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of the Company, any employee or director of the Company, any of the Company’s agents or advisers and/or any other person, other than as expressly set out in the Letter and this Form of Instruction. You hereby waive all rights and remedies which, but for this paragraph, might otherwise be available to you in respect of any such representation, warranty, collateral contract or other assurance, except where any such representation, warranty, collateral contract or other assurance was or is made fraudulently;

7.	the tender of your EMI Option Shares pursuant to the arrangements described in this Form of Instruction and the accompanying Letter is an arm’s length commercial transaction; and

8.

any details relating to the exercise of your EMI Options and tender of your EMI Option Shares and these arrangements generally may be disclosed in any document required to be published by the Company, Parent and/or Purchaser in connection with the Proposed Transaction, including your name and the number of your EMI Option Shares that you are tendering pursuant to these arrangements.

By completing and returning this Form of Instruction you agree to provide all such documentation and information as the Company and/or its advisers may reasonably require in connection with the exercise of your EMI Options and the tender of your EMI Option Shares as soon as practicable following any request for the same.

D. General

1.

Any rights and remedies of each of the Company, the directors of the Company and/or any agent or adviser and the Attorney-in-fact pursuant to this Form of Instruction are in addition to any other rights or remedies provided by general law or otherwise.

2.	Any delay in enforcing or invoking any provision of this Form of Instruction shall not operate as a waiver or release of any term thereof.

3.	If any provision of this Form of Instruction should be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected thereby.

4.

This Form of Instruction will terminate and cease to have any effect if the Proposed Transaction does not occur on or prior to the End Date (as defined in the Merger Agreement) (i.e., October 20, 2022 or November 19, 2022 if such date is extended in accordance with the terms of the Merger Agreement). In the event that this Form of Instruction so terminates, any instruction to tender your EMI Option Shares and your appointment of the Attorney-in-fact shall also cease to have effect and your EMI Option Shares will be returned to you.

5.	This Form of Instruction has been executed by you as a deed in favour of each of the Company and its directors.

6.

You undertake to take all steps, do all acts and/or things, and execute and deliver all such documents and deeds necessary or required in order to effect the exercise of your EMI Options and tender of your EMI Option Shares pursuant to the Proposed Transaction and all other matters contemplated by this Form of Instruction and the Letter.

7.

The validity, construction and performance of this Form of Instruction, and any dispute or claim (including any non-contractual dispute or claim) arising out of or in connection with it, its formation or subject matter (excluding, for the avoidance of doubt, the Merger Agreement and the transactions contemplated thereby), shall be governed by and construed in accordance with the laws of England and Wales.

8.

You irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including any non-contractual dispute or claim) arising out of or in connection with this Form of Instruction or its formation or subject matter (excluding, for the avoidance of doubt, the Merger Agreement and the transactions contemplated thereby).

9.

If you are in any doubt as to the action to take, you are recommended to seek your own financial advice from your stockbroker, solicitor, accountant, bank manager or other independent professional adviser who, if you are resident in the United Kingdom, is duly authorised under the Financial Services and Markets Act 2000 or, if you are not resident in the United Kingdom, from another appropriately authorised independent financial adviser.

10. Important Information About the Tender Offer

This document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of F-star Therapeutics, Inc. (“F-star”) or any other securities, nor is it a substitute for the tender offer materials described herein. A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, has been filed by Sino Biopharmaceutical Limited (“SBP”), invoX Pharma Limited (“Parent”), a wholly-owned subsidiary of SBP, and Fennec Acquisition Incorporated, a wholly owned subsidiary of Parent, with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 has been filed by F-star with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY BOTH THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents and the Solicitation/Recommendation Statement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov<https://urldefense.com/v3/__http:/www.sec.gov__;!!BJNAhEDoSA!vEV001fi6C8f0MFSDgza91cIK6-pZ5cMcQnEoNeTSkfx7YZFarMUnrDm01RKFul-wO5NaZlZXd61KkfF9JRgt7Hb$> or by directing such requests to Innisfree M&A Incorporated, the Information Agent for the offer, by calling toll free at (888) 750-5830 (from the U.S. or Canada). In addition, F-star files annual, quarterly and current reports and other information with the SEC, which are available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov<https://urldefense.com/v3/__http:/www.sec.gov__;!!BJNAhEDoSA!vEV001fi6C8f0MFSDgza91cIK6-pZ5cMcQnEoNeTSkfx7YZFarMUnrDm01RKFul-wO5NaZlZXd61KkfF9JRgt7Hb$>. Copies of the documents filed with the SEC by F-star may be obtained at no charge on F-star’s internet website at www.F-star.com<https://urldefense.com/v3/__http:/www.F-star.com__;!!BJNAhEDoSA!vEV001fi6C8f0MFSDgza91cIK6-
pZ5cMcQnEoNeTSkfx7YZFarMUnrDm01RKFul-wO5NaZlZXd61KkfF9Ks9-TsB$ >.

ANNEX 1

Please:

•	complete this Annex 1 of this document,

•	send, by email, a pdf copy or photograph of the whole of the signed and dated Form of Instruction (all 7 pages) to [*] at [*]@f-star.com, and

•	return the whole of the signed and dated Form of Instruction (all 7 pages) by post or by hand delivery to:

[*]

F-star Therapeutics Inc.

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT

UK

Attn: [*]

You must provide all the details requested in this Annex 1. To the extent these details are completed (whether by you or for you), by returning this Form of Instruction you will be deemed to confirm that the details completed for you are correct.

If you elect to exercise your EMI Options, payment will be made to F-star of the Exercise Price, as explained in the Letter.

The Company must receive the completed Form of Instruction and payment by no later than 6.00 p.m. UK time on July 29, 2022 (or such later time and/or date as the Company may notify to you). Your instructions may not be processed if the Company receives the Form of Instruction after this date.

YOU MUST RETURN EVERY PAGE OF THIS FORM OF INSTRUCTION (ALL 8 PAGES), INCLUDING THE PAGES ON WHICH YOU ARE NOT REQUIRED TO WRITE.

In this box, please add your name and contact details:

Name:

Address:

Telephone: (please insert a daytime contact number where you can be reached in the event the Company needs to contact you for any reason)

Email address:

Please sign where indicated below, in the presence of a witness, who must also sign. Your witness must be over the age of 18.

IN WITNESS of which this Form of Instruction has been executed and delivered as a Deed on the date which appears below.

EXECUTED AS A DEED BY: (please sign here)	(print name IN BLOCK CAPITALS) 2020 (please insert date of signature)

IN THE PRESENCE OF:

(witness’s signature)

(print witness’s name IN BLOCK CAPITALS)

(witness’s occupation)	(witness’s address)